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                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Independence Bancorp, Inc.:

As independent public accountants, we hereby consent to the use of our report dated January 19, 1996 and to all references to our Firm included in or made a part of this Form 10-K. It should be noted that we have not audited any financial statements of Independence Bancorp, Inc. subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.



                                             /S/   ARTHUR ANDERSEN LLP
                                             --------------------------
                                                ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 26, 1996